Exhibit 10.1
EXECUTION VERSION
MARKETING SERVICES AGREEMENT
This Marketing Services Agreement (this “Agreement”) is entered into as of June 28, 2021 (“Effective Date”) by and between USD Clean Fuels LLC, a Delaware limited liability company (“USDCF”) and West Colton Rail Terminal LLC, a Delaware limited liability company (“WCRT”). USDCF and WCRT are individually referred to herein as a “Party” and collectively as the “Parties”.
RECITALS:
(A)    WCRT operates that certain rail offloading facility in West Colton, California (the “West Colton Terminal”) (the provision of rail transloading services at the West Colton Terminal, together with any expansions of those operations in accordance with the terms of this Agreement, are herein collectively referred to as the “Terminalling Services”);
(B)    The West Colton Terminal is located on property leased by WCRT from Union Pacific Railroad Company (“Lessor”) pursuant to a certain Lease of Property (Industrial Lease – Unimproved – Year to Year) dated July 17, 2009, between Lessor and WCRT, as lessee, as amended and supplemented by Supplemental Agreements dated November 16, 2009, December 22, 2009 and April 11, 2013 (collectively and as amended from time to time, the “Lease”);
(C)    Concurrently with this Agreement, WCRT has entered into a terminal services agreement (“WCRT TSA”) with USDCF to make available Terminalling Services at the West Colton Terminal for a specified minimum barrels of renewable diesel throughput per month (“WCRT Commitment”) at the West Colton Terminal until the termination date as set forth in the WCRT TSA, as such period may be extended or earlier terminated pursuant to the terms of the WCRT TSA (“WCRT TSA End Date”);
(D)    WCRT desires that USDCF market, on an exclusive basis, the Terminalling Services available at the West Colton Terminal only with respect to renewable diesel opportunities in excess of the WCRT Commitment, and USDCF is willing to provide such renewable diesel marketing services, all in accordance with the terms and conditions of this Agreement; and
(E)    WCRT desires to grant USDCF, on an exclusive basis, certain development rights with respect to the West Colton Terminal, all in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, IT IS AGREED between the Parties as follows:
1.    Appointment; Scope of Services
1.1    WCRT hereby designates and appoints USDCF as the exclusive marketer of, and USDCF hereby accepts such appointment to market, the Available Services at the West Colton Terminal pursuant and subject to the terms and conditions set forth in this Agreement. “Available Services” means:
(a)    the available Terminalling Services at the West Colton Terminal only with respect to renewable diesel opportunities in excess of the WCRT Commitment from the Effective Date until the WCRT TSA End Date; and
(b)    the total Terminalling Services available only with respect to renewable diesel opportunities following the WCRT TSA End Date at the West Colton Terminal.

WCRT shall update USDCF from time to time on the un-contracted quantity of Available Services. For the avoidance of doubt, in no event shall the Available Services include Terminalling Services or any other services with respect to ethanol.
1.2    USDCF shall use commercially reasonable efforts to perform this Agreement to maximize the Available Services sold, which must be on the following terms:
(a)    except in the case of spot sales or transactions having a term no greater than one (1) month, the counterparty must commit to a minimum monthly throughput quantity or minimum throughput payment;
(b)    any deficiency from the minimum throughput quantity or minimum throughput payment must expire no later than six (6) months following the month in which the deficiency is accrued; and
(c)    such other terms and conditions as set forth in the WCRT TSA, as may be revised and updated from time to time by WCRT.
1.3    USDCF shall provide all reasonable details on any proposed transaction it presents to WCRT to enable WCRT to effectuate such proposed transaction, including any capital improvements or modifications required at the West Colton Terminal in connection with such proposed transaction. WCRT shall be obligated to accept any proposed transaction meeting the criterion set forth in Section 1.2 above and that is otherwise in compliance with this Agreement.
1.4    In connection with any proposed transaction meeting the criterion set forth in Section 1.2, if USDCF executes a definitive agreement with the associated counterparty (any such definitive agreement, a “Confirmed TSA”, and any such counterparty to a Confirmed TSA, a “Confirmed Counterparty”), then WCRT and USDCF shall enter into a back-to-back agreement (“B2B TSA”) in relation to such Confirmed TSA, with such B2B TSA varying only with respect to the base throughput fee, in accordance with Section 2.1. For the avoidance of doubt, the WCRT TSA is not a B2B TSA.
1.5    On or prior to the Effective Date, USDCF shall deliver to WCRT, and shall thereafter maintain throughout the Development Term, a guaranty of US Development Group, LLC (“USDG”) in the form attached hereto as Exhibit A (the “USDG Guaranty”). If at any time during the Development Term there occurs either (a) a change in ownership (direct or indirect) of USDG or (b) a sale or transfer of all or substantially all of USDG’s assets, in each case pursuant to which USDG no longer owns or controls, directly or indirectly, a majority of the ownership or voting interests of USDCF, then upon such transaction USDCF shall deliver to WCRT and shall thereafter maintain a replacement guaranty from an entity and in form and substance reasonably satisfactory to WCRT.
2.    Compensation and Expenses
2.1    As full compensation for USDCF marketing the Available Services:
(a)    With respect to any Confirmed TSA executed by USDCF, USDCF shall retain any and all compensation received by it under each Confirmed TSA after any payment to WCRT under the associated B2B TSA, which shall conform with the following:

(i)    from the Effective Date of this Agreement through the date on which the Initial Term (as defined in the WCRT TSA) of the WCRT TSA terminates or expires (such date, the “WCRT TSA Initial Term End Date”), the throughput fee assessed by WCRT in any B2B TSA shall be at least equal to the Estimated Incremental Operating Expenses with respect to such B2B TSA; and
(ii)    from and after the WCRT TSA Initial Term End Date, the per-barrel throughput fee assessed by WCRT in any B2B TSA per month shall be the full per-barrel fee assessed under each Confirmed TSA until the aggregate of such fees result in Adjusted EBITDA of an amount in United States dollars per month for the term of such Confirmed TSA equivalent to the average Adjusted EBITDA per month assessed by WCRT under the WCRT TSA during the twelve (12) months prior to the WCRT TSA Initial Term End Date (the “EBITDA Floor”), and thereafter the per-barrel throughput fee assessed by WCRT in any B2B TSA per month shall be at least equal to the Estimated Incremental Operating Expenses associated with such volume (on a per-barrel basis). The EBITDA Floor shall be adjusted effective August 1 of each year during the Development Term, commencing on August 1 of the year following the year during which the WCRT TSA Initial Term End Date occurs, by adjusting the EBITDA Floor in effect immediately prior to such adjustment effective date for 100% of any percentage increase in the annual average all-items consumer price index for the South Region (overall index), as published by the United States Bureau of Labor Statistics relative to the immediately prior calendar year). For purposes of this Agreement, the term “Adjusted EBITDA” shall be calculated based on the same methodology as USD Partners LP, the parent entity of WCRT, calculates “Consolidated EBITDA” for purposes of its Amended and Restated Credit Agreement, dated as of November 2, 2018, among USD Partners LP and USD Terminals Canada ULC, as Borrowers, Citibank, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, U.S. Bank National Association and Bank of Montreal, as L/C Issuers and the other lenders and agents party thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (the “Credit Agreement”) and allocating cost and expenses on the greater of contracted or actual volume throughput under each contract existing during such 12-month period. If such Credit Agreement is terminated without being amended, restated, modified, renewed, refunded, replaced or refinanced, or if the Credit Agreement is amended, modified, renewed, refunded replaced or refinanced and as modified, does not include a methodology for calculating the Adjusted EBITDA, then the Adjusted EBITDA shall thereafter and for the balance of the remaining Development Term be calculated as set forth in such Credit Agreement immediately prior to such termination or other modification.
(iii)    For purposes of this Agreement, the term “Estimated Incremental Operating Expenses” with respect to any B2B TSA shall mean WCRT’s estimate, determined in good faith and utilizing commercially reasonable efforts to mitigate such costs, of the incremental operating costs, calculated on a per-barrel basis, necessary to be incurred by WCRT in order to perform under such B2B TSA. With respect to any B2B TSA with a term of greater than one year (including as a result of exercising renewal options), WCRT shall set the Estimated Incremental Operating Expenses not more frequently than annually. With respect to any B2B TSA with a term of less than one year, WCRT shall determine the Estimated Incremental Operating Expenses one time at commencement. WCRT shall calculate its estimate of Estimated Incremental Operating Expenses by excluding the operating expenses associated with the WCRT TSA and all B2B TSAs or Confirmed TSAs then in effect. Estimated Incremental Operating Expenses shall also exclude all corporate overhead and any other selling, general or administrative expenses in accordance with Generally Accepted Accounting Principles then in effect, or any other similar expenses not directly associated with the operation of the West Colton Terminal and the relevant B2B TSA. Following written request from USDCF, WCRT shall promptly provide USDCF, in writing, with all information and other support reasonably necessary for USDCF to validate WCRT’s compliance with this Section 2.1(a)(iii) with respect to WCRT’s calculations of Estimated Incremental Operating Expenses.
(b)    With respect to any Confirmed TSA executed directly by WCRT, WCRT shall retain only that portion of the compensation received by it under each Confirmed TSA equivalent to the payment(s) it would have received from USDCF under a B2B TSA pursuant to Section 2.1(a) had USDCF executed the Confirmed TSA and entered into a B2B TSA with WCRT in connection therewith, and shall pay the balance of the compensation received by it under such Confirmed TSA to USDCF.
2.2    If any proposed transaction requires a capital improvement or modification to the West Colton Terminal, then USDCF shall also pay the costs of such capital improvement or modification directly or shall reimburse WCRT for such costs as they are incurred by WCRT. Any such improvements or modifications to the West Colton Terminal will become the sole property of WCRT.
2.3    Subject to the terms of this Agreement, all payment obligations between WCRT and USDCF with respect to this Agreement shall be addressed in each B2B TSA.
2.4    USDCF and WCRT shall each be solely responsible for any costs and expenses incurred by it in the performance of this Agreement, except to the extent otherwise provided in Section 3.2(e).
2.5    USDCF shall be responsible for all taxes with respect to any payments from WCRT under this Section 2.
3.    Exclusive Development Rights
3.1    The Parties agree that during the Initial Term and any Renewal Term (collectively, the “Development Term”), USDCF shall have the exclusive right to develop, own and operate any additional improvements or businesses at the West Colton Terminal or any portion of the property thereof other than any improvements or businesses existing as of the Effective Date and the provision of the Terminalling Services (collectively, “Development Projects”), provided that no Development Project may materially interfere with the provision by WCRT of any then-existing Terminalling Services and that such Development Project shall not violate the terms and conditions of the Lease. WCRT shall not, and shall not permit any other person or entity during the Development Term, to develop, construct or install any facilities or other improvements at the West Colton Terminal or any portion of the property thereof (other than the development, construction or installation of any facilities or other improvements related to the Terminalling Services by WCRT) without the prior written approval of USDCF, which approval maybe given or withheld in the sole and absolute discretion of USDCF, and if applicable, the prior written approval of the Lessor.
3.2    In the event that USDCF desires to exercise its right to commence a Development Project at the West Colton Terminal pursuant to this Section 3, WCRT agrees and covenants to cooperate in good faith with USDCF in connection with each such Development Project and, without in any way limiting the foregoing and in each case subject to compliance with the terms and conditions of the Lease, the following shall apply:
(a)    WCRT shall sell, lease, grant an easement or otherwise convey to USDCF, its Affiliates, its customers and/or any other third parties, on reasonable and arms-length terms and for reasonable and arms-length consideration, the rights to, or to use, those portions of the West Colton Terminal necessary for the development, ownership and operation of such Development Project, including, without limitation, permanent and/or temporary easements, access rights and development and use rights (the “Easements and Related Rights”) in, on, over, under and across the West Colton Terminal in connection with such Development Project, including, but not limited to, easements and related rights for access (including vehicle road access), rail purposes, utilities, drainage and storm water retention facilities, construction and grading (including for slopes and roads), aerial easements and for other general use purposes as necessary to support the commencement, completion and operation of such Development Project to or for the benefit of USDCF or such other third parties as USDCF shall reasonably request, provided that the location and terms of such Easements and Related Rights shall not materially interfere with the provision by WCRT of the Terminalling Services;
(b)    In order to further implement the purpose and intention of this Agreement, prior to the commencement of any site work with respect to such Development Project, the Parties shall, each acting reasonably, timely and in good faith and in accordance with industry practice and custom, negotiate the terms of and enter into appropriate construction, reciprocal easement, joint use and operation, shared facilities or similar agreement(s) pertaining to the development, construction, operation and/or use of such Development Project and the West Colton Terminal;
(c)    In the event that any portion of the West Colton Terminal is damaged by any site work being performed by USDCF pursuant to the rights granted to USDCF hereunder, USDCF shall promptly repair or replace the same at USDCF’s sole cost and expense;
(d)    In the event that WCRT determines that USDCF is subjecting any such improvements to excess wear and tear, WCRT shall have the right to charge USDCF reasonable costs related to USDCF’s use of any such improvements;
(e)    USDCF shall indemnify, defend and hold harmless WCRT and its Affiliates and their respective officers, directors, employees, owners and agents from and against all claims arising out of the performance or completion of any such Development Project, and against any and all claims by any third party for loss, liability, damage, cost or expense arising out of WCRT’s operation of the West Colton Terminal to the extent related to any B2B TSA and not caused by WCRT’s gross negligence or willful misconduct;

(f)    WCRT covenants and agrees to cooperate with USDCF and to use commercially reasonable efforts to cause the Lessor and any mortgagee or lender holding a superior lien on the West Colton Terminal to approve any property or other rights granted by WCRT to USDCF and agreements entered into pursuant to this Agreement, in each case to the extent required by the terms of the Lease or the related loan documents, and to attorn Lessor’s rights and to subordinate such mortgagee’s or lender’s lien to the rights and obligations granted thereunder; and
(g)    USDCF shall be fully responsible for removal of all improvements, structures, property and other materials placed on the West Colton Terminal as a result of any Development Project and shall restore the surface of the property so affected by such Development Project to as good a condition as the same was in before USDCF installed or erected any applicable improvement, structure, property and other material placed on the West Colton Terminal as a result of any Development Project, all in compliance with the vacation of premises and removal and restoration of property provisions of the Lease.
3.3    Nothing in this Section 3 shall prevent WCRT from developing, constructing or installing improvements to the West Colton Terminal to maintain the provision of the Terminalling Services.
4.    Term
4.1    This Agreement shall enter into force on the Effective Date and continue for a period of fifteen (15) years (“Initial Term”). Following the Initial Term, this Agreement shall automatically renew for one period of five (5) years (the “Renewal Term”), unless USDCF provides written notice of cancellation to WCRT at least thirty (30) days in advance of the end of the Initial Term that it does not wish to renew the term of this Agreement.
4.2    If at any time the Lease expires or is terminated, this Agreement shall terminate.
5.    Relationship of the Parties
5.1    USDCF is and shall at all times remain an independent contractor of WCRT, and this Agreement shall not be construed to create any association, partnership, joint venture, employment or agency relationship between USDCF and WCRT for any purpose. USDCF shall not have the authority (and shall not act, represent or hold itself out as having authority) to act as an agent or partner of WCRT or otherwise to bind or commit WCRT or any of its Affiliates to any obligation, contract, agreement or other legal commitment, or to pledge or extend credit in the name or on behalf of WCRT. USDCF’s business is completely separate from WCRT’s business and this Agreement in no way merges or integrates the two businesses.
5.2    For purposes of this Agreement, an “Affiliate” means, with respect to a Party, any entity which: (a) controls, either directly or indirectly, such Party; (b) is controlled, directly or indirectly, by such Party; or (c) is directly or indirectly controlled by an entity which directly or indirectly controls such Party, where “control” means the direct or indirect ownership interest of more than fifty percent (50%) of the outstanding capital stock or other equity interests having ordinary voting power with respect to the management of such Party or entity.

6.    Confidentiality
The Parties agree to maintain the confidentiality of, and prevent the unauthorized use or disclosure of, (a) the terms and conditions of this Agreement and (b) all information provided by it to the other hereunder in the performance of this Agreement. Notwithstanding the foregoing, USDCF shall be permitted to disclose the existence of this Agreement to potential counterparties in the performance of marketing services hereunder. Confidential information excludes information that was independently developed by the receiving Party without reference to or knowledge of the disclosing Party’s confidential information, information that was known to the receiving Party prior to disclosure by the disclosing Party and that is free from any obligation to keep it confidential, information that is within the public domain through no action on the part of the receiving Party, and information that was received from a third party who was under no obligation to keep such information confidential.
7.    Representations and Warranties
Each Party hereby represents and warrants to the other that:
(a)    the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and it has been validly executed and delivered;
(b)    this Agreement constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms;
(c)    the execution and performance of this Agreement do not and will not conflict with or result in any breach or default under any other contract or agreement to which it is subject or a party; and
(d)    it shall perform this Agreement in compliance with all applicable federal, state, and local laws and regulations.
8.    Limitation of Liabilities
To the fullest extent permitted by law, neither Party shall be liable to the other Party for any indirect, incidental or consequential loss or damage or any exemplary or punitive damages, resulting from any act or omission of the breaching Party hereunder or related to the performance of or breach of this Agreement, whether in contract, tort or otherwise. The total aggregate liability of WCRT in connection with this Agreement, whether arising out of or relating to breach of contract, tort, or otherwise, is limited to the aggregate throughput fees paid to WCRT under the B2B TSAs in accordance with the terms of this Agreement; provided that the foregoing limitation on maximum liability does not apply to amounts resulting from WCRT’s gross negligence or willful misconduct.
9.    Assignment
A Party may not assign this Agreement in whole or in part without the prior written consent of the other Party; provided that a Party may (on prior written notice to, but without the consent of the other Party) assign this Agreement in whole or in part to an Affiliate of such Party that has the technical capability, financial wherewithal and physical assets and infrastructure necessary to perform its obligations under this Agreement and provided that upon any such assignment by

USDCF to an Affiliate, either (x) the USDG Parent Guaranty is simultaneously assigned to such Affiliate as the Guaranteed Party (as defined therein), in accordance with the terms thereof, or (y) such Affiliate provides a replacement guaranty in form and substance satisfactory to WCRT in its sole discretion. Any assignment made in violation of this Section 9 shall be null and void ab initio. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
10.    No Subcontracting
Neither USDCF’s performance under this Agreement, nor any of USDCF’s rights or obligations under this Agreement, shall be subcontracted or delegated by USDCF to a non-Affiliate of USDCF without WCRT’s prior written consent.
11.    Miscellaneous
11.1    Any expiration or termination of this Agreement shall be without prejudice to any rights, remedies, powers, obligations and liabilities in respect of this Agreement that accrued at or prior to such expiry or termination. Sections 6 (for an additional one year period), 8, 10 and 11 shall survive termination of this Agreement for any reason.
11.2    Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), e-mailed with confirmation of transmittal or receipt, or sent by reputable overnight courier service (charges prepaid):
if to USDCF, to:    USD Clean Fuels LLC
811 Main, Suite 2800
Houston, Texas 77002
Attn: General Counsel
Email: ************
if to WCRT, to:    West Colton Rail Terminal LLC
811 Main, Suite 2800
Houston, Texas 77002
Attn: General Counsel
Email: ************
or to such other address or the attention of such other person as the recipient Party may specify by prior written notice to the sending Party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five (5) days after deposit in the U.S. mail.
11.3    The Parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be construed or interpreted to the disadvantage of any Party by reason of such Party having or being deemed to have structured or drafted such provision.
11.4    This Agreement embodies the entire agreement and understanding between the Parties relating to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral.

11.5    Section headings in this Agreement are included herein for reference purposes only and shall not constitute a part of this Agreement for any other purpose. The term “Section” herein shall refer to provisions of this Agreement unless expressly indicated otherwise.
11.6    This Agreement shall be governed by and construed in accordance with the laws of State of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.7    Any dispute, controversy or claim of any kind whatsoever (whether sounding in contract, tort, equity or otherwise) arising out of or relating to this Agreement, including any question regarding its existence, breach, validity or termination or the relationship between the Parties, which cannot be amicably resolved through discussions between the Parties shall be finally settled by binding arbitration as follows:
(a)    the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”);
(b)    the arbitral tribunal shall consist of three (3) arbitrators, of which, the claimant shall appoint one arbitrator at the time it submits its request for arbitration, the party acting as respondent shall appoint one (1) arbitrator with its answer to the request for arbitration, and the two (2) so-appointed arbitrators shall appoint a third (3rd) arbitrator who will act as president of the arbitral tribunal;
(c)    the seat of the arbitration shall be Houston, Texas; and
(d)    the language of the arbitration shall be English.
11.8    If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
11.9    This Agreement may be executed in multiple counterparts and by facsimile or other electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement shall not be binding upon any Party unless and until executed by both Parties.
11.10    Any amendment or modification to this Agreement must be made in writing and signed by both Parties. Any waiver by or on behalf of a Party for any breach of a provision of this Agreement must be expressed in writing, duly executed and delivered by the waiving Party in accordance with the notice provisions of this Agreement. No waiver by any Party shall operate or be construed as a waiver in respect of any failure or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise or delay in exercising any right or remedy arising from this Agreement shall operate or be construed as a waiver of such right or remedy.
[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by one of its duly authorized representatives as of the Effective Date.

USD CLEAN FUELS LLC

By: /s/ Brad Sanders
Name: Brad Sanders
Title: Executive Vice President and Chief Commercial Officer

WEST COLTON RAIL TERMINAL LLC

By: /s/ Adam Altsuler
Name: Adam Altsuler
Title: Senior Vice President and Chief Financial Officer

Signature Page to Marketing Services Agreement

Exhibit A
Form of Guaranty

PERFORMANCE GUARANTY AGREEMENT
This Performance Guaranty Agreement (this “Guaranty”) is entered into as of [____________], 2021 (“Effective Date”) and is made by US Development Group, LLC, a Delaware limited liability company (“Guarantor”), in favor of West Colton Rail Terminal LLC, a Delaware limited liability company (“Guaranteed Party”) in order to induce the Guaranteed Party to enter that certain Marketing Services Agreement (the “Agreement”), made effective as of June 28, 2021, with USD Clean Fuels LLC, a Delaware limited liability company (“USDCF”). In consideration of the foregoing, the Guarantor agrees as follows:
1.    Guaranty. The Guarantor unconditionally and absolutely guarantees, as a primary obligor and not merely as a surety, the due and punctual performance (which may include the payment of monies, costs and expenses) of all of the obligations, including, without limitation, indemnities, covenants, agreements and other performance provisions of, and compliance with, such obligations owed by USDCF to the Guaranteed Party that become due and owing in accordance with the terms of the Agreement (the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Guaranteed Obligations shall extend to all liabilities, costs, losses and damages incurred by Guaranteed Party arising from the breach by USDCF of its undertakings, obligations and covenants in the Agreement. If the Guaranteed Party notifies the Guarantor in writing by proper notice that the Guaranteed Party is drawing on this Guaranty for the performance of all or any part of the Guaranteed Obligations, the Guarantor shall perform or cause to be performed such Guaranteed Obligations to the Guaranteed Party within ten (10) business days after receipt of such notice.

2.    Amount. The Guarantor’s liability under this Guaranty is specifically limited to the performance of the Guaranteed Obligations that USDCF is expressly required to perform under the Agreement (even if such Guaranteed Obligations are deemed to be damages). NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS GUARANTY, THE GUARANTOR SHALL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THE AGREEMENT TO BE DUE FROM USDCF TO THE GUARANTEED PARTY, WHICH IN NO EVENT SHALL EXCEED ACTUAL DAMAGES UNDER THE AGREEMENT.

3.    Term. This Guaranty shall expire upon expiration of the Agreement. The Guarantor will not be liable under this Guaranty for any transactions or other obligations created, incurred or contracted by the Guaranteed Party after such expiration or termination; provided, however, that such expiration or termination shall not affect in any manner any of the Guaranteed Party’s rights under this Guaranty with respect to any transactions or obligations created, incurred, or contracted prior to such expiration or termination.

4.    Nature of Guaranty. The Guarantor’s obligations hereunder with respect to any Guaranteed Obligation shall not be limited, diminished, or otherwise affected by the existence, validity, enforceability, perfection, release, or extent of any collateral for such Guaranteed Obligations. The Guaranteed Party will not be obligated to file any claim relating to the Guaranteed Obligations owing to it in the event that USDCF becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. If after receipt from USDCF of any payment or performance of all or any part of the Guaranteed Obligations, the Guaranteed Party is compelled to surrender or voluntarily surrenders such payment to any person because such payment is or may be avoided, invalidated, set aside, or determined to be a preference, fraudulent conveyance, or impermissible set-off under bankruptcy, insolvency, reorganization or similar laws affecting creditor’s rights, then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated or returned by the Guaranteed Party, and this Guaranty shall continue to be effective as if such payment had not been made or value received notwithstanding any revocation thereof.

5.    Representations and Warranties. The Guarantor represents and warrants to the Guaranteed Party on the date hereof that (a) it is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was organized and has the power and authority to execute, deliver and perform this Guaranty; (b) the execution, delivery and performance of this Guaranty require no action by, or filing with, any governmental body or any court having jurisdiction over the Guarantor; and (c) this Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforceability only, to applicable bankruptcy, moratorium, insolvency or similar laws affecting the rights of creditors generally and to general principles of equity.

6.    Subrogation. Subject to the second sentence of this paragraph, the Guarantor waives its right to be subrogated to the rights of the Guaranteed Party against USDCF with respect to any Guaranteed Obligations paid or performed by the Guarantor until all Guaranteed Obligations have been paid in full to the Guaranteed Party and the Guarantor has fully satisfied all of the Guarantor’s obligations under this Guaranty. If the Guarantor shall make any payment or render any performance to the Guaranteed Party pursuant to this Guaranty, it shall (to the extent of the payment(s) or performance(s) so made) be subrogated to the Guaranteed Party’s rights against USDCF; provided, however, that the Guarantor agrees that it shall take no action to exercise such rights until the payment or performance in full to the Guaranteed Party of all Guaranteed Obligations of USDCF under the Agreement.
7.    Amendment of Guaranty. No term or provision of this Guaranty shall be amended, modified, waived, or supplemented except in writing signed by the Guarantor and the Guaranteed Party.

8.    Waivers. The Guarantor hereby waives (a) notice of acceptance of this Guaranty; (b) presentment and demand concerning the liabilities of the Guarantor; (c) any right to require that any action or proceeding be brought against USDCF or any other person, or to require that the Guaranteed Party seek enforcement of any performance against USDCF or any other person, prior to any action against the Guarantor under the terms hereof; (d) notice of the amounts or terms of the Agreement with USDCF or of any modifications, renewals, replacements, or extensions thereof; (e) notice of any extension of time for the payment of sums due and payable or performance of obligations to the Guaranteed Party; (f) with respect to any notes or evidences of indebtedness received by the Guaranteed Party from USDCF, notice of presentment, demand for payment or notice of protest; and (g) notice of any dishonor or default by, or disputes with, USDCF. Except as to applicable statutes of limitation, no delay of the Guaranteed Party in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights or a release of the Guarantor from any obligations hereunder. The Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment or performance or other terms of the Guaranteed Obligations, any acceptance or release of collateral, or any changes or modifications to the terms of the Agreement, without in any way releasing or discharging the Guarantor from its obligations hereunder.

9.    Notice. Any notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by electronic mail (email), to the Guarantor or to the Guaranteed Party at their respective addresses set forth below. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. The Guarantor and the Guaranteed Party may change any address to which Notice is to be given to such party by giving Notice thereof as provided above.

If to Guaranteed Party:                If to Guarantor:

West Colton Rail Terminal LLC            US Development Group LLC
Attn:     General Counsel            Attn:    General Counsel
    811 Main Street, Suite 2800            811 Main Street, Suite 2800
    Houston, TX 77002                Houston, TX 77002
Email: ************                Email: ************

10.    Assignability. This Guaranty may not be assigned by the Guarantor or the Guaranteed Party without the prior written consent of the other; provided, the Guarantor's consent shall not be required for any assignment of this Guaranty by the Guaranteed Party to an affiliate of the Guaranteed Party contemporaneously with an assignment to such affiliate of the Agreement.

11.    Other Guarantees. THIS GUARANTY SHALL SUPERCEDE AS OF THE DATE ABOVE ANY OTHER GUARANTEES PREVIOUSLY MADE BY THE GUARANTOR FOR THE BENEFIT OF THE GUARANTEED PARTY AND ANY TERM OR PROVISION THEREOF.

12.    GOVERNING LAW. THIS GUARANTY SHALL BE IN ALL RESPECTS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF TEXAS.

13.    WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

14.    Final Agreement; Reservation of Rights. This Guaranty embodies the entire agreement of the parties, and supersedes all prior agreements and understandings of the parties, with respect to the subject matter hereof. The Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses that is available to USDCF pursuant to the terms of the Agreement, except for defenses arising out of corporate capacity or authority of USDCF and the bankruptcy, insolvency, dissolution or liquidation of USDCF.
IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                        US DEVELOPMENT GROUP, LLC

                        By:
    Name:    ______________________________
Title:    ______________________________